                                                                     EXHIBIT 3.2

FEE:  $50.00
(Minimum)
FILE IN DUPLICATE



                     AMENDED CERTIFICATE OF INCORPORATION
                      (AFTER RECEIPT OF PAYMENT OF STOCK)


This form MUST be filed with a letter from the Oklahoma Tax Commission stating
          ----
the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Building, Oklahoma City, Oklahoma 73105:


     The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.   A.  That the name of the corporation is: GOTHIC PRODUCTION COMPANY
     B. As amended: The name of the corporation has been changed to: GOTHIC PRODUCTION CORPORATION


2.   A.  No change, as filed: [X]
     B. As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:


     Name      Street Address             City       County        Zip
               (P.O. Boxes are not acceptable)


3.   A.  No change, as filed: [X]
     B.  As amended:  The duration of the corporation is:


4.   A.  No change, as filed: [X]
     B. As amended: The purpose or purposes for which the corporation is formed are:


5.   A.  No change, as filed: [X]
     B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:


     NUMBER OF SHARES                SERIES                                              PAR VALUE PER SHARE
     Common ___________________      _______                                             ______________________

     Preferred _______________       _______                                             ______________________

     TOTAL NO. SHARES:  __________   TOTAL AUTHORIZED CAPITAL:  _____________

     That by unanimous written consent without a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling the shareholders of said corporation to approve the same.

     That thereafter, pursuant to said resolution of its Board of Directors, the consent by all of the shareholders of said corporation was duly obtained and the necessary number of shares as required by statute were voted in favor of the amendment(s).

     SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S., Sections 1077 and 1080.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its Secretary, this 7th day of April, 1998.


                                   GOTHIC PRODUCTION CORPORATION



                             By:   /s/ Michael Paulk
                                   ------------------------------------
                                   Michael Paulk, President



ATTEST:



By: /s/ Michael Paulk
    ----------------------
    Michael Paulk, Secretary